Exhibit 21.00


                                                           State or Jurisdiction                   Percentage of Voting
                                                             of Incorporation                        Securities Owned
                                                           ---------------------                   --------------------

CDC Realty, Inc.                                               Illinois                                    100%

CDO Capital, L.L.C.                                            Delaware                                  98.28%

CDO RM, Inc.                                                   Delaware                                    100%

CDS Foreign Holdings, Inc.                                     Delaware                                    100%

CFS Railcar, Inc.                                              Delaware                                    100%

COM-L 1989-A Corporation                                       Illinois                                    100%

Comdisco Asia Pte Ltd                                         Singapore                                    100%

Comdisco Australia Pty. Ltd.                                  New South Wales, Australia                   100%

Comdisco Belgium S.P.R.L.                                     Belgium                                      100%
 (f/k/a Comdisco Belgium S.A.)

Comdisco Canada Equipment Finance                             Ontario, Canada                              100%
 Limited Partnership

Comdisco Canada Finance, L.L.C.                               Delaware                                     100%

Comdisco Canada Ltd.                                          Ontario, Canada                              100%

Comdisco Continuity Services Canada                           Ontario, Canada                              100%
  Ltd. (f/k/a Comdisco Disaster Recovery
   Services Canada Ltd.)

Comdisco Continuity Services (France)                         France                                       100%
  (f/k/a/ Ageris International, S.A.)

Comdisco Continuity Services (UK)                             United Kingdom                               100%
  Limited (f/k/a Failsafe/ROC Ltd.)


Comdisco Direct (UK) Limited                                  United Kingdom                               100%
 (f/k/a Comdisco Finance Ltd.)

Comdisco Deutschland GmbH                                     Germany                                      100%

Comdisco Disaster Recovery                                    Netherlands                                  100%
  Services B.V.

 Comdisco Factoring (Nederland)                               Netherlands                                  100%
  B.V.




                                                           State or Jurisdiction                   Percentage of Voting
                                                             of Incorporation                        Securities Owned
                                                           ---------------------                   --------------------

Comdisco Finance (Nederland) B.V.                             Netherlands                                  100%

Comdisco Financial Services, Inc.                             Delaware                                     100%

Comdisco France S.A.                                          France                                       100%

Comdisco Global, Inc.                                         Cayman Islands                               100%

Comdisco GmbH & Co. Leasing and                               Germany                                      100%
  Finance KG

Comdisco Group Leasing Limited                                Illinois                                   75.25%
  Partnership

Comdisco Handelsgesellschaft M.B.H.                           Austria                                      100%

Comdisco Healthcare Group, Inc.                               Delaware                                     100%

Comdisco Holdings (U.K.) Limited                              United Kingdom                               100%
 (f/k/a Comdisco Disaster Recovery
  Services (U.K.) Ltd.)

Comdisco Investment Group, Inc.                               Delaware                                     100%

Comdisco Ireland Limited                                      Ireland                                      100%

Comdisco Lease Finance Partnership                            Cayman Islands                               100%

Comdisco Maintenance Services,      Inc.                      Illinois                                    100%

Comdisco Management GmbH                                      Germany                                     100%

Comdisco Medical Exchange, Inc.                               Delaware                                    100%

Comdisco de Mexico, S.A. de C.V.                              Mexico                                      100%

Comdisco Nederland B.V.                                       Netherlands                                 100%

Comdisco Network Services, Inc.                               Illinois                                    100%

Comdisco New Zealand                                          New Zealand                                 100%
 (f/k/a Comdisco (NZ) Limited

Comdisco Receivables, Inc.                                    Delaware                                    100%

Comdisco Sweden A.B.                                          Sweden                                      100%

Comdisco (Switzerland), S.A.                                  Switzerland                                 100%





                                                           State or Jurisdiction                   Percentage of Voting
                                                             of Incorporation                        Securities Owned
                                                           ---------------------                   --------------------

Comdisco Systems, Inc.                                        Delaware                                    100%

Comdisco Trade, Inc.                                          Delaware                                    100%

Comdisco United Kingdom Limited                               United Kingdom                              100%

Commedco, Inc.                                                Delaware                                    100%

Computer Discount Corporation                                 Illinois                                    100%

Computer Discount Corporation, S.L.                           Spain                                       100%
 (f/k/a Computer Discount Corporation
  S.A.)

Computer Recovery Centre Sdn Bhd                              Malaysia                                     10%

Failsafe ROC Limited (f/k/a ROC Ltd.)                         United Kingdom                              100%

Horizon Lease Partners, L.P.                                  Delaware                                    100%

Promodata, SNC                                                France                                      100%

628761 Alberta Ltd.                                           Alberta, Canada                             100%


Subsidiaries of the Registrant are included in the consolidated financial statements.